                                                                    EXHIBIT 99.3

Contact:    Larry Kurtz
            Vice President, Corporate Communications
            415-983-8418

               McKESSON HBOC, INC. REPORTS THIRD QUARTER RESULTS

SAN FRANCISCO, January 25, 2000 - McKesson HBOC, Inc., (NYSE:MCK) (McKessonHBOC) today reported net income and earnings per diluted share, including special items, of $166.8 million and 58 cents in its third quarter ended December 31, 1999, compared to net income and earnings per diluted share, including special items, of $50.7 million and 18 cents in the third quarter a year ago.
Subsequent to the quarter's end, McKessonHBOC announced an agreement to sell its Water Products business, the results of which are being reported as discontinued operations.

     McKessonHBOC's revenues from continuing operations increased 24 percent in the third quarter, to $7.5 billion, excluding $2.3 billion of sales to customers' warehouses, driven by a 30 percent increase in its U.S. pharmaceutical distribution revenues. Including sales to customers' warehouses, McKessonHBOC's revenues in the quarter were $9.9 billion, up 19 percent.

     For the quarter, including special items that increased income by $100.1 million, McKessonHBOC had income from continuing operations of $160.6 million and earnings per diluted share of 56 cents, compared to income from continuing operations of $45.1 million and earnings per diluted share of 16 cents in the third quarter a year ago. The third quarter a year ago included a $41.0 million charge for special items. The $100.1 million of special items in the current quarter consists predominantly of a net gain from the exchange and sale of certain Healthcare Information Technology Business (ITB) equity assets, offset, in part, by charges in the company's Healthcare Supply Management Business and ITB segments.

     Primarily as a result of lower ITB operating profit, for the third quarter, before special charges, McKessonHBOC had operating profit from continuing operations of $158.7 million compared to $177.4 million before special charges in the third quarter a year ago. Income from continuing operations and earnings per diluted share, before special items, was $60.5 million of 21 cents in the third quarter, compared to income from continuing operations and earnings per diluted share, before special items, of $86.1 million and of 30 cents in the third quarter a year ago. Unless otherwise noted, all subsequent financial discussions exclude special items.

     "Our Healthcare Supply Management Business sustained above-market revenue growth again this quarter," said John H. Hammergren and David L. Mahoney, co-presidents and co-chief executive officers. "This continued growth results from the market's acceptance of our solutions designed to deliver measurable value to our customers and provides the base for sales of higher-margin products and services such as our pharmacy automation offering."

     "We are committed to implementing initiatives that are designed to position the company for future growth and improved margins. As a major step, the agreement to sell our non-core Water Products business will, upon consummation of the transaction, complete our transition to a focused healthcare company, strengthen the balance sheet and provide greater financial flexibility.
However, we do not currently expect a
meaningful rebound in software sales until late in the 2000 calendar year, which along with ongoing expenses necessary to enhance our ITB product and service offering and relationships with customers will negatively affect the operating margin of the company in fiscal 2001."

Healthcare Supply Management Operating Profit Up on Strong Revenue Growth

     Operating profit of McKessonHBOC's Healthcare Supply Management segment increased five percent in the quarter, to $137.3 million, on a 27 percent increase in revenues. U.S. pharmaceutical distribution revenues were up 30 percent, to $5.9 billion, medical-surgical distribution revenues were up 12 percent, to $705 million, and international revenues were up 25 percent, to $611 million.

     The Healthcare Supply Management operating profit margin decreased to 1.89 percent in the quarter, primarily due to receivable-related charges, continued competitive pressures that affected both new and renewed pharmaceutical distribution agreements, and a shift in McKessonHBOC's pharmaceutical distribution mix to faster-growing customer segments. The receivable-related charges, including a pharmaceutical distribution customer bankruptcy that occurred after the quarter's close, decreased third-quarter operating margin 17 basis points. Without these changes, supply management operating profit would have increased 15 percent. As previously reported, new and renewed agreements signed in the current year, while designed to deliver profitability consistent with the company's long-term financial targets, have less favorable terms than previous agreements due to the effect of competition as well as implementation expenses during the start-up phase, and therefore have the effect in the near term of dampening profit margins. Additionally, in the third quarter, $24.6 million in special charges were recorded in the Supply Management business, primarily for losses associated with a prior-year system implementation.

Healthcare Information Technology Revenue Declines

     Overall revenues of the ITB segment were $293 million in the third quarter, a decrease of 23 percent versus the prior year. Software revenues were $54 million, a decrease of 33 percent. Service and outsourcing revenues were $218 million in the third quarter, down 12 percent, driven by reduced implementation services on the lower level of software sales in previous quarters. Hardware revenues were $22 million in the third quarter, down 59 percent, reflecting the lower level of software sales and lower unit prices. On a sequential basis, ITB revenues of $293 million in the third quarter were down six percent compared to the second quarter, with software revenues of $54 million up 13 percent.

     ITB operating profit was $26.3 million in the third quarter, down 44 percent versus the prior year. ITB operating margin was nine percent in the quarter, down from 12 percent in the third quarter a year ago, resulting from the lower sales of software and services, and increased expenses to enhance customer support.

     In the third quarter, ITB recorded additional accounts receivable and customer reserves of $69 million, associated with a revised estimate of the impact of resolving customer satisfaction issues relating to certain product installations. Following the completion of an assessment of the entire ITB product portfolio in the fourth quarter of fiscal 2000, McKessonHBOC expects to streamline its product offering to eliminate redundancies, focus on current and anticipated customer needs and implement advanced technologies. As a result, the company expects to record additional charges associated with impaired assets and related expenses in the fourth quarter.

     "During the past six months, we've built a solid management team in our information technology business," said Hammergren and Mahoney. "Our goal has been to re-establish confidence and trust among our customers so that we are well positioned to create demand for our solutions, and we are making significant progress. While we expect to see some benefit in the next fiscal year, we believe the full impact of these efforts will be seen in ITB's financial results in fiscal year 2002."

     During the third quarter and continuing into early in the fourth quarter, McKessonHBOC began selling shares in certain ITB equity investments to help fund the company's e-health initiatives. ITB results for the third quarter include net gains totaling $256 million, primarily from the exchange and sale of these investments.

New e-Health Segment

     During the third quarter, McKessonHBOC began reporting revenues and operating profit of its new e-health business segment, following its November 1999 purchase of Abaton.com, a provider of Internet-based clinical products and services to physicians. For the quarter, revenues of the e-health business were $0.2 million, with an operating loss of $4.9 million. In addition, this segment recorded a $1.5 million charge in the third quarter for the purchase of in-process technology.

     "With the acquisition of Abaton, we made a meaningful addition to our strong business-to-business e-commerce platform," said Hammergren and Mahoney. "Marrying Abaton's leading-edge solutions for physician connectivity to our robust EDI transaction platform and physician practice management solutions allows us to immediately compete as a leader in the e-health space. The Web-based claims processing for physicians that will result from our agreement with Claimsnet.com further reinforces our capability to capture the physician's desktop through new offerings that add real value."

Financial Position and Additional Special Charges

     At December 31, 1999, McKessonHBOC's cash and marketable securities totaled approximately $400 million. Total debt at December 31, 1999, was $1.4 billion, stockholders'equity was $3.2 billion and the company's net debt-to-capital ratio was 22 percent, down from 33 percent at September 30, 1999. The improvement in the net debt-to-capital ratio reflects third quarter cash flow from operations and a gain on the exchange of certain marketable securities.

     Net interest expense increased to $27.1 million in the third quarter from $23.9 million in the third quarter a year ago, reflecting increased average working capital to support strong Supply Management revenue growth. Corporate expenses increased to $29.3 million in the third quarter from $13.6 million in the third quarter a year ago, primarily because of costs associated with the sale of receivables to support the growth of the Supply Management business and certain employee benefits, the latter expense being higher in order to maintain the level of benefits being provided to employees despite the currently lower stock price. The special items for the third quarter include charges totaling $3.1 million for accounting and legal fees and other costs incurred in connection with the company's earlier restatement of prior-year financial statements and acquisition-related costs.

     Return on committed capital for the twelve months ended December 31, 1999, was 22 percent and return on equity for the same period was 12 percent. At December 31, 1999, the company had 281.7 million common shares outstanding.

Discontinued Operations

     On January 11, 2000, McKessonHBOC announced it had signed an agreement to sell its Water Products business for $1.1 billion. Following the completion of this transaction, which is expected to close in the fourth quarter, the company will receive approximately $700 million in after tax proceeds.

     For the third quarter, the Water Products business, now reported as a discontinued operation, contributed two cents to earnings per diluted share compared to two cents in the third quarter a year ago.

Financial Results for the First Nine Months of Fiscal Year 2000

     For the nine months ended December 31, 1999, McKessonHBOC had revenues of $20.8 billion, an increase of 23 percent, excluding sales to customers' warehouses of $6.6 billion. McKessonHBOC's pharmaceutical distribution and services revenues were $17.8 billion, up 26 percent, its medical-surgical distribution revenues were $2.0 billion, up 24 percent and its ITB revenues were $922 million, down 19 percent compared to the prior year.

     Including special items, for the nine months, McKessonHBOC had net income of $296.3 million and earnings per diluted share of $1.04, compared to net income of $146.1 million and earnings per diluted share of 52 cents for the nine months a year ago. Including special items, for the nine months, McKessonHBOC had income from continuing operations of $272.9 million and earnings per diluted share of 96 cents, compared to income from continuing operations of $122.7 million and earnings per diluted share of 44 cents for the nine months a year ago. Excluding special items, for the nine months, McKessonHBOC had income from continuing operations of $203.7 million and earnings per diluted share of 72 cents, compared to income from continuing operations of $219.3 million and earnings per diluted share of 77 cents for the nine months a year ago.

     McKesson HBOC, Inc., a Fortune 60 corporation, is the world's largest
supply management and healthcare information technology company.   McKessonHBOC
provides supply management and information technologies across the entire continuum of healthcare, including market-leading businesses in pharmaceutical and medical-surgical distribution, automation, information technology and outsourcing services for healthcare providers healthcare providers and payors. More information about McKessonHBOC is available on our World Wide Website at: www.mckhboc.com.

     Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that are made pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those projected. These statements may be identified by their use of forward-looking terminology such as "believes," "expects," "may," "should," "intends," "plans,"

"estimates," "anticipates" and similar words. Risks and uncertainties include: the resolution or outcome of pending litigation and government investigations relating to the Company's previously announced financial restatement; the Company's ability to recognize revenues in subsequent periods that had initially been improperly recorded in prior periods; the Company's ability to successfully integrate and operate acquired businesses and the risks associated with such businesses, including the merger that created McKessonHBOC; the changing U.S. healthcare environment, including potential changes in private and governmental reimbursement for healthcare services, the method by which such services are delivered, legislation or regulations governing such services or mandated benefits, or changes in manufacturer' pricing or distribution policies; substantial defaults in payment or a material reduction in purchases of our products by large customers; the ability of the Company's Healthcare Information Technology business to retain existing customers and to attract new customers in light of rapid technological advances, slowing of demand for software products because of Year 2000 concerns and challenges in integrating the Company's software products; the effect of the events relating to, or arising out of, the Company's restatement of financial results on the Company's ability to manage its businesses and to attract and retain employees and management; the Company's ability and the ability of the Company's vendors and customers to complete the necessary actions to achieve a Year 2000 conversion for computer systems and applications; and other factors discussed from time to time in reports filed by McKesson HBOC, Inc. with the Securities and Exchange Commission. The company assumes no obligation to update information contained in this release.

                                                                                                                        Schedule I-1
                                                        McKESSON HBOC, INC.
                                                 CONDENSED INCOME INFORMATION (1)
                                                            (unaudited)
                                              (in millions except per share amounts)


                                                    Quarter Ended December 31                  Nine Months Ended December 31
                                              -------------------------------------       ---------------------------------------
                                                                                %                                             %
                                                  FY00           FY99          Chg.           FY00             FY99          Chg.
                                              ------------    ---------       -----       ------------     -----------      -----
Revenues
  Excluding sales to customers' warehouses    $    7,544.7    $ 6,081.5        24.1 %     $   20,781.8     $  16,913.1      22.9 %
  Sales to customers' warehouses                   2,346.2      2,206.0         6.4            6,647.3         4,806.9      38.3
                                              ------------    ---------                   ------------     -----------
     Total                                         9,890.9      8,287.5        19.3           27,429.1        21,720.0      26.3
Costs and expenses before special items            9,788.6      8,147.6        20.1           27,090.2        21,358.5      26.8
Special items                                        158.3 (2)    (60.3) (3)                     108.1 (2)      (146.5)(3)
                                              ------------    ---------                   ------------     -----------
Income before taxes on income                        260.6         79.6                          447.0           215.0
Income tax expense                                   (98.5)       (33.0)                        (169.5)          (87.7)
Dividends on preferred securities of
 subsidiary trust                                     (1.5)        (1.5)                          (4.6)           (4.6)
                                              ------------    ---------                   ------------     -----------

Net income
  Continuing operations
   Before special items                               60.5         86.1       (29.7)             203.7           219.3      (7.1)
   Special items                                     100.1 (2)    (41.0) (3)                      69.2 (2)       (96.6)(3)
                                              ------------    ---------                   ------------     -----------
     Total from continuing operations                160.6         45.1                          272.9           122.7
  Discontinued operations                              6.2          5.6                           23.4            23.4
                                              ------------    ---------                   ------------     -----------
     Total                                    $      166.8    $    50.7                   $      296.3     $     146.1
                                              ============    =========                   ============     ===========

Earnings per common share
  Diluted
   Continuing operations
    Before special items                      $       0.21    $    0.30       (30.0)      $       0.72     $      0.77      (6.5)
    Special items                                     0.35 (2)    (0.14) (3)                      0.24 (2)       (0.33)(3)
                                              ------------    ---------                   ------------     -----------
     Total from continuing operations                 0.56         0.16                           0.96            0.44
  Discontinued operations                             0.02         0.02                           0.08            0.08
                                              ------------    ---------                   ------------     -----------
     Total                                    $       0.58    $    0.18                   $       1.04     $      0.52
                                              ============    =========                   ============     ===========
Basic
  Continuing operations
   Before special items                       $       0.21    $    0.31       (32.3)      $       0.72     $      0.80     (10.0)
   Special items                                      0.36 (2)    (0.15) (3)                      0.25 (2)       (0.35)(3)
                                              ------------    ---------                   ------------     -----------
     Total from continuing operations                 0.57         0.16                           0.97            0.45
  Discontinued operations                             0.02         0.02                           0.08            0.08
                                              ------------    ---------                   ------------     -----------
     Total                                    $       0.59    $    0.18                   $       1.05     $      0.53
                                              ============    =========                   ============     ===========

Shares on which earnings per common
 share were based
  Diluted                                            288.8        289.7        (0.3)             289.8           289.3       0.2
  Basic                                              281.4        275.2         2.3              281.1           274.1       2.6

(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.
(2) The quarter and nine months ended December 31, 1999 include charges for receivable reserves and asset impairments in the Health Care Supply Management segment totaling $30.3 million related primarily to a prior year implementation of a contract system, partially offset by a $5.7 million reduction in prior year restructuring reserves. In addition, the quarter and nine months include net gains totaling $256.0 million primarily from the sale of Health Care Information Technology segment's equity investments and from a gain on the exchange of the Company's WebMD shares for Healtheon/WebMD shares that was recognized upon the completion of the merger of the two companies in the quarter. These gains are offset, in part, by a charge of $68.5 million for a change in estimate of the segment's requirements for accounts receivable and customer reserves. Also includes a charge of $1.5 million in the quarter in the e-Health segment for the write-off of purchased in-process technology related to the Company's November 1999 acquisition of Abaton.com. In addition, Corporate and other includes charges totaling $2.4 million in the quarter and $17.4 million in the nine months, respectively, for accounting and legal fees and other costs incurred in connection with the Company's earlier restatement of prior years' financial results and $0.7 million in the quarter and $3.6 million in the nine months in acquisition-related costs. Additionally, the nine months ended December 31, 1999 include charges of $32.3 million for severance and other costs associated with former employees.
(3) Includes charges associated with acquisitions in the Health Care Supply Management and Health Care Information Technology segments of $26.5 million and $33.8 million, respectively, in the quarter and $105.1 million and $41.4 million, respectively, in the nine months ended December 31, 1998. These charges include transaction costs, employee benefit change in control provisions, employee severance, restructuring, integration and system installation costs associated with acquisition-related activities. The nine months ended December 31, 1998 also includes charges for the terminated merger with AmeriSource Corporation.

                                                                                                                        Schedule I-2
                                                        McKESSON HBOC, INC.
                                                  RESULTS BY BUSINESS SEGMENT (1)
                                                            (unaudited)
                                                           (in millions)

                                                                      Quarter Ended December 31
                                                         -------------------------------------------------------
                                                             FY00                FY99                   % Chg.
                                                         ------------        ------------            -----------
REVENUES
Health Care Supply Management
 Pharmaceutical Distribution & Services (2)
   U.S. Health Care                                      $    5,932.7        $    4,572.5                 29.7 %
   International                                                610.6               489.1                 24.8
                                                         ------------        ------------
     Total Pharmaceutical Distribution & Services             6,543.3             5,061.6                 29.3
 Medical/Surgical Distribution & Services                       704.6               630.2                 11.8
                                                         ------------        ------------
     Total Health Care Supply Management                      7,247.9             5,691.8                 27.3
                                                         ------------        ------------
Health Care Information Technology
 Software                                                        53.6                79.9                (32.9)
 Services                                                       217.7               248.7                (12.5)
 Hardware                                                        21.5                52.2                (58.8)
                                                         ------------        ------------
     Total Health Care Information Technology                   292.8               380.8                (23.1)
e-Health                                                          0.2                   -
Corporate                                                         3.8                 8.9
                                                         ------------        ------------
     Total                                               $    7,544.7        $    6,081.5                 24.1
                                                         ============        ============

OPERATING PROFIT
Health Care Supply Management
 Before special items                                    $      137.3        $      130.3                  5.4
 Special items                                                  (24.6) (3)          (26.5) (7)
                                                         ------------        ------------
     Total Health Care Supply Management                        112.7               103.8
                                                         ------------        ------------

Health Care Information Technology
 Before special items                                            26.3                47.1                (44.2)
 Special items                                                  187.5  (4)          (33.8) (8)
                                                         ------------        ------------
     Total Health Care Information Technology                   213.8                13.3
                                                         ------------        ------------

e-Health
 Before special items                                            (4.9)                  -
 Special items                                                   (1.5) (5)              -
                                                         ------------        ------------
     Total e-Health                                              (6.4)                  -
                                                         ------------        ------------

 Total Operating Profit                                         320.1               117.1

Interest - net                                                  (27.1)              (23.9)

Corporate and other
 Before special items                                           (29.3)              (13.6)
 Special items                                                   (3.1) (6)              -
                                                         ------------        ------------
     Total Corporate and other                                  (32.4)              (13.6)
                                                         ------------        ------------

Income from continuing operations before income taxes
 Before special items                                           102.3               139.9                (26.9)
 Special items                                                  158.3 (3)-(6)       (60.3) (7),(8)
                                                         ------------        ------------
     Income from continuing operations before
      income taxes                                       $      260.6        $       79.6
                                                         ============        ============


                                                                  Nine Months Ended December 31
                                                         -------------------------------------------------------
                                                              FY00               FY99                  % Chg.
                                                         -------------       ------------          -------------
REVENUES
Health Care Supply Management
 Pharmaceutical Distribution & Services (2)
   U.S. Health Care                                      $    16,104.1        $   12,624.1                27.6 %
   International                                               1,713.8             1,483.7                15.5
                                                         -------------        ------------
     Total Pharmaceutical Distribution & Services             17,817.9            14,107.8                26.3
 Medical/Surgical Distribution & Services                      2,032.3             1,640.8                23.9
                                                         -------------        ------------
     Total Health Care Supply Management                      19,850.2            15,748.6                26.0
                                                         -------------        ------------
Health Care Information Technology
 Software                                                        153.4               238.5               (35.7)
 Services                                                        699.3               728.9                (4.1)
 Hardware                                                         69.2               168.1               (58.8)
                                                         -------------        ------------
     Total Health Care Information Technology                    921.9             1,135.5               (18.8)
e-Health                                                           0.2                   -
Corporate                                                          9.5                29.0
                                                         -------------        ------------
     Total                                              $     20,781.8        $   16,913.1                22.9
                                                         =============        ============

OPERATING PROFIT
Health Care Supply Management
 Before special items                                   $        389.7        $      346.9                12.3
 Special items                                                   (24.6) (3)         (105.1) (7)
                                                         -------------        ------------
     Total Health Care Supply Management                         365.1               241.8
                                                         -------------        ------------

Health Care Information Technology
 Before special items                                            112.3               115.3                (2.6)
 Special items                                                   187.5  (4)          (41.4) (8)
                                                         -------------        ------------
     Total Health Care Information Technology                    299.8                73.9
                                                         -------------        ------------

e-Health
 Before special items                                             (4.9)                  -
 Special items                                                    (1.5) (5)              -
                                                         -------------        ------------
     Total e-Health                                               (6.4)                  -
                                                         -------------        ------------

 Total Operating Profit                                          658.5               315.7

Interest - net                                                   (81.5)              (63.8)

Corporate and other
 Before special items                                            (76.7)              (36.9)
 Special items                                                   (53.3) (6)              -
                                                         -------------        ------------
     Total Corporate and other                                  (130.0)              (36.9)
                                                         -------------        ------------


Income from continuing operations before income taxes
 Before special items                                            338.9              361.5                 (6.3)
 Special items                                                   108.1 (3)-(6)     (146.5)(7),(8)
                                                         -------------        ------------
     Income from continuing operations before
      income taxes                                       $       447.0        $      215.0
                                                         =============        ============

(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.
(2) Excludes sales to customers' warehouses of $2,346.2 million and $2,206.0 million in the quarters and $6,647.3 million and $4,806.9 million in the nine months ended December 31, 1999, and 1998, respectively.
(3) Includes $30.3 million in charges for receivable reserves and asset impairments related primarily to a prior year implementation of a contract system, partially offset by a $5.7 million reduction in prior year restructuring reserves.
(4) Includes net gains totaling $256.0 million primarily on the sale of equity investments and a gain on the exchange of the Company's WebMD shares for Healtheon/WebMD shares that was recognized upon the completion of the merger of the two companies in the quarter ended December 31, 1999. The gains are offset, in part, by a charge of $68.5 million for a change in estimate of reserve requirements for accounts receivable and customer reserves.
(5) Represents the write-off of purchased in-process technology associated with the November 1999 acquisition of Abaton.com.
(6) Includes accounting and legal fees and other costs totaling $2.4 million and $17.4 million incurred in the quarter and nine months ended December 31, 1999, in connection with the Company's earlier restatement of prior years' financial results. Also includes $0.7 million and $3.6 million incurred in the quarter and nine months ended December 31, 1999 in acquisition-related costs. In addition, the nine months ended December 31, 1999 includes $32.3 million in severance and other costs associated with former employees.
(7) Reflects charges associated with acquisitions including transaction costs, employee benefit change of control provisions and restructuring, integration and system installation costs associated with acquisition-related activities. The nine months ended December, 1999 also includes charges for the terminated merger with AmeriSource Corporation.
(8) Reflects charges associated with acquisitions including transaction costs, employee severance and asset impairments.

                                                                   Schedule II-1

                              McKESSON HBOC, INC.
                    PRO FORMA CONDENSED INCOME INFORMATION
          Income From Continuing Operations Before Special Items (1)
                                  (unaudited)
                    (in millions except per share amounts)


                                                          Quarter Ended December 31               Nine Months Ended December 31
                                                   --------------------------------------      ----------------------------------
                                                                                   %                                          %
                                                       FY00          FY99         Chg.            FY00          FY99        Chg.
                                                     -------       --------     ------         ---------     ----------    ------
Revenues
    Excluding sales to customers'  warehouses      $  7,544.7     $  6,081.5     24.1 %        $20,781.8     $ 16,913.1     22.9 %
    Sales to customers' warehouses                    2,346.2        2,206.0      6.4            6,647.3        4,806.9     38.3
                                                   ----------     ----------                   ---------      ---------
       Total                                          9,890.9        8,287.5     19.3           27,429.1       21,720.0     26.3
Costs and expenses                                    9,788.6        8,147.6     20.1           27,090.2       21,358.5     26.8
                                                   ----------     ----------                   ---------      ---------
Income before income taxes                              102.3          139.9    (26.9)             338.9          361.5     (6.3)
Income taxes                                            (40.3)         (52.3)                     (130.6)        (137.6)
Dividends on preferred securities of
  subsidiary trust                                       (1.5)          (1.5)                       (4.6)          (4.6)
                                                   ----------     ----------                   ---------      ---------

Income before special items                        $     60.5     $     86.1    (29.7)         $   203.7     $    219.3     (7.1)
                                                   ==========     ==========                   =========     ==========

Earnings per common share
    Diluted                                        $     0.21     $     0.30    (30.0)         $    0.72     $     0.77     (6.5)
    Basic                                                0.21           0.31    (32.3)              0.72           0.80    (10.0)

Shares on which earnings per common
  share were based
       Diluted                                          288.8          289.7     (0.3)             289.8          289.3      0.2
       Basic                                            281.4          275.2      2.3              281.1          274.1      2.6

(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.

                                                                   Schedule II-2
                              McKESSON HBOC, INC.
                     PRO FORMA RESULTS BY BUSINESS SEGMENT
          Income From Continuing Operations Before Special Items (1)
                                  (unaudited)
                                 (in millions)

                                                                  Quarter Ended December 31        Nine Months Ended December 31
                                                                -----------------------------      -----------------------------
                                                                                         %                                 %
                                                                   FY00        FY99     Chg.         FY00      FY99        Chg.
                                                                ---------   ---------  ------      -------   -------     -------
REVENUES
Health Care Supply Management
   Pharmaceutical Distribution & Services (2)
         U.S. Health Care                                       $ 5,932.7  $ 4,572.5    29.7 %    $16,104.1   $12,624.1    27.6 %
         International                                              610.6      489.1    24.8        1,713.8     1,483.7    15.5
                                                                ---------  ---------              ---------   ---------
            Total Pharmaceutical Distribution & Services          6,543.3    5,061.6    29.3       17,817.9    14,107.8    26.3
   Medical/Surgical Distribution & Services                         704.6      630.2    11.8        2,032.3     1,640.8    23.9
                                                                ---------  ---------              ---------   ---------
            Total Health Care Supply Management                   7,247.9    5,691.8    27.3       19,850.2    15,748.6    26.0
Health Care Information Technology
   Software                                                          53.6       79.9   (32.9)         153.4       238.5   (35.7)
   Services                                                         217.7      248.7   (12.5)         699.3       728.9    (4.1)
   Hardware                                                          21.5       52.2   (58.8)          69.2       168.1   (58.8)
                                                                ---------  ---------              ---------   ---------
            Total Health Care Information Technology                292.8      380.8   (23.1)         921.9     1,135.5   (18.8)
e-Health                                                              0.2          -                    0.2           -
Corporate                                                             3.8        8.9                    9.5        29.0
                                                                ---------  ---------              ---------   ---------
            Total                                               $ 7,544.7  $ 6,081.5    24.1      $20,781.8   $16,913.1    22.9
                                                                =========  =========              =========   =========


OPERATING PROFIT
Health Care Supply Management                                   $  137.3   $   130.3     5.4      $   389.7   $   346.9    12.3

Health Care Information Technology                                  26.3        47.1   (44.2)         112.3       115.3    (2.6)

e-Health                                                            (4.9)          -                   (4.9)          -
                                                                --------   ---------              ---------    --------
   Total                                                           158.7       177.4   (10.5)         497.1       462.2     7.6

Interest - net                                                     (27.1)      (23.9)                 (81.5)      (63.8)
Corporate and other                                                (29.3)      (13.6)                 (76.7)      (36.9)
                                                                --------   ---------              ---------    --------

Income before income taxes                                         102.3       139.9   (26.9)         338.9       361.5    (6.3)
Income taxes                                                       (40.3)      (52.3)                (130.6)     (137.6)
Dividends on preferred securities of
   subsidiary trust                                                 (1.5)       (1.5)                  (4.6)       (4.6)
                                                                --------   ---------              ---------    --------

Income from continuing operations before
  special items                                                 $   60.5   $    86.1   (29.7)     $   203.7    $  219.3    (7.1)
                                                                ========   =========              =========    ========

STATISTICS ($ in millions)
   Operating Profit as a % of revenues (2)
      Health Care Supply Management                                1.89%        2.29%    (40) bp       1.96%       2.20%    (24) bp
      Health Care Information Technology                           8.98%       12.37%   (339)         12.18%      10.15%    203
      e-Health                                                       N.M          N.M                    N.M         N.M

   Earnings before interest and income taxes                      $129.4      $163.8    (21.0)%       $420.4      $425.3   (1.2)%
      as a % of revenues (2)                                       1.72%        2.69%     (97) bp       2.02%       2.51%   (49) bp

   Diluted earnings per share                                      $0.21       $0.30    (30.0)%       $ 0.72       $0.77   (6.5)%

   Return on committed capital - 12 months ended                   22.0%        25.1%

   Return on equity - 12 months ended                              12.2%        13.0%

(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.

(2) Excludes sales to customers' warehouses of $2,346.2 million and $2,206.0 million in the quarters and $6,647.3 million and $4,806.9 million in the nine months ended December 31, 1999, and 1998, respectively.

                                                                    Schedule III

                              McKESSON HBOC., INC.
               PRO FORMA QUARTERLY RESULTS BY BUSINESS SEGMENT (1)
             Income From Continuing Operations Before Special Items
                                   (unaudited)
                     (in millions, except per share amounts)


                                                                                          Fiscal 1999
                                                        --------------------------------------------------------------------
                                                           First        Second         Third        Fourth
                                                          Quarter       Quarter       Quarter       Quarter         Year
                                                        -----------   -----------   -----------   -----------   ------------
REVENUES
Health Care Supply Management
    Pharmaceutical Distribution & Services
       U.S. Health Care (2)                             $   3,881.9   $   4,169.7   $   4,572.5   $   4,775.1   $   17,399.2
       International                                          518.9         475.7         489.1         469.3        1,953.0
                                                        -----------   -----------   -----------   -----------   ------------
             Total                                          4,400.8       4,645.4       5,061.6       5,244.4       19,352.2
    Medical/Surgical Distribution & Services                  491.2         519.4         630.2         651.4        2,292.2
                                                        -----------   -----------   -----------   -----------   ------------
             Total Health Care Supply Management            4,892.0       5,164.8       5,691.8       5,895.8       21,644.4
                                                        -----------   -----------   -----------   -----------   ------------

Health Care Information Technology
    Software                                                   76.3          82.3          79.9         106.5          345.0
    Services                                                  234.7         245.5         248.7         255.5          984.4
    Hardware                                                   58.5          57.4          52.2          40.6          208.7
                                                        -----------   -----------   -----------   -----------   ------------
             Total Health Care Information Technology         369.5         385.2         380.8         402.6        1,538.1
                                                        -----------   -----------   -----------   -----------   ------------

e-Health                                                         --            --            --             --            --

Corporate                                                      10.9           9.2           8.9           3.9           32.9
                                                        -----------   -----------   -----------   -----------   ------------
                Total                                   $   5,272.4   $   5,559.2   $   6,081.5   $   6,302.3   $   23,215.4
                                                        ===========   ===========   ===========   ===========   ============


OPERATING PROFIT
Health Care Supply Management                           $     108.3   $     108.3         130.3   $     175.0   $      521.9
    as  a % of revenues (2)                                    2.21%         2.10%         2.29%         2.97%          2.41%
Health Care Information Technology                             45.7          22.5          47.1          68.7          184.0
    as  a % of revenues                                       12.37%         5.84%        12.37%        17.06%         11.96%
e-Health                                                         --            --            --            --             --
    as  a % of revenues                                          --            --            --            --             --
                                                        -----------   -----------   -----------   -----------   ------------

    Total                                                     154.0         130.8         177.4         243.7          705.9

Interest - net                                                (20.3)        (19.6)        (23.9)        (26.6)         (90.4)
Corporate and other                                           (12.8)        (10.5)        (13.6)        (14.5)         (51.4)
                                                        -----------   -----------   -----------   -----------   ------------

Income before income taxes                                    120.9         100.7         139.9         202.6          564.1
Income taxes                                                  (46.2)        (39.1)        (52.3)        (73.8)        (211.4)
Dividends on preferred securities of
    subsidiary trust                                           (1.6)         (1.5)         (1.5)         (1.6)          (6.2)
                                                        -----------   -----------   -----------   -----------   ------------

Income before special items                             $      73.1   $      60.1   $      86.1   $     127.2   $      346.5
                                                        ===========   ===========   ===========   ===========   ============


Earnings per common share
    Diluted                                             $      0.26   $      0.21   $      0.30   $      0.45   $       1.22
    Basic                                                      0.27          0.22          0.31          0.46           1.26

Shares on which earnings per common
  share were based
       Diluted                                                288.4         289.9         289.7         291.4          289.8
       Basic                                                  272.4         274.6         275.2         278.8          275.2


(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.

(2)    Excludes sales to customers' warehouses of:      $     927.9    $  1,673.0    $  2,206.0    $  2,006.4   $    6,813.3




                                                                      Fiscal 2000
                                                        ---------------------------------------
                                                           First        Second         Third
                                                          Quarter       Quarter        Quarter
                                                        -----------   -----------   -----------

REVENUES

Health Care Supply Management
    Pharmaceutical Distribution & Services
       U.S. Health Care (2)                             $   4,907.4   $   5,264.0   $   5,932.7
       International                                          555.5         547.7         610.6
                                                        -----------   -----------   -----------
             Total                                          5,462.9       5,811.7       6,543.3
    Medical/Surgical Distribution & Services                  655.1         672.6         704.6
                                                        -----------   -----------   -----------
             Total Health Care Supply Management            6,118.0       6,484.3       7,247.9
                                                        -----------   -----------   -----------

Health Care Information Technology
    Software                                                   52.5          47.3          53.6
    Services                                                  244.6         237.0         217.7
    Hardware                                                   20.3          27.4          21.5
                                                        -----------   -----------   -----------
             Total Health Care Information Technology         317.4         311.7         292.8
                                                        -----------   -----------   -----------

e-Health                                                         --            --           0.2

Corporate                                                       2.8           2.9           3.8
                                                        -----------   -----------   -----------
                Total                                   $   6,438.2   $   6,798.9   $   7,544.7
                                                        ===========   ===========   ===========


OPERATING PROFIT
Health Care Supply Management                           $     125.4   $     127.0   $     137.3
    as  a % of revenues (2)                                    2.05%         1.96%         1.89%
Health Care Information Technology                             56.1          29.9          26.3
    as  a % of revenues                                       17.67%         9.59%         8.98%
e-Health                                                         --            --          (4.9)
    as  a % of revenues                                          --            --         N.M.
                                                        -----------   -----------   -----------

    Total                                                     181.5         156.9         158.7

Interest - net                                                (29.5)        (24.9)        (27.1)
Corporate and other                                           (21.2)        (26.2)        (29.3)
                                                        -----------   -----------   -----------

Income before income taxes                                    130.8         105.8         102.3
Income taxes                                                  (50.0)        (40.3)        (40.3)
Dividends on preferred securities of
    subsidiary trust                                           (1.6)         (1.5)         (1.5)
                                                        -----------   -----------   -----------

Income before special items                             $      79.2   $      64.0   $      60.5
                                                        ===========   ===========   ===========


Earnings per common share
    Diluted                                             $      0.28   $      0.23   $      0.21
    Basic                                                      0.28          0.23          0.21

Shares on which earnings per common
  share were based
       Diluted                                                290.2         289.4         288.8
       Basic                                                  280.6         281.1         281.4



(1) All periods have been restated to classify the Water Products business as a discontinued operation. On January 11, 2000, the Company announced it had signed a definitive agreement to sell its Water Products business to Groupe DANONE for $1.1 billion in cash.

(2)    Excludes sales to customers' warehouses of:      $   2,160.6   $   2,140.5   $   2,346.2


                                       10